EXHIBIT 99

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Consolidated Financial Statements are based on and should be read in conjunction with the historical consolidated financial statements of Alcoa and Reynolds, including the notes thereto, which are incorporated by reference in this proxy statement and prospectus. These financial statements have been adjusted to give effect to
(1) Alcoa's merger with Alumax Inc., which was completed in July 1998, (2) Reynolds' sale of its North American aluminum beverage can operations in August 1998 and (3) the proposed merger with Reynolds. The Unaudited Pro Forma Condensed Consolidated Earnings Statement does not (a) purport to represent what the results of operations actually would have been if the above transactions had occurred as of the date indicated or what such results will be for any future periods or (b) give effect to certain nonrecurring charges expected to result from the Reynolds acquisition.

     The Unaudited Pro Forma Condensed Consolidated Earnings Statements for the nine month period ended September 30, 1999 and for the year ended December 31, 1998 give effect to the Reynolds merger and related transactions as if such transactions had occurred on January 1, 1998. The Unaudited Pro Forma Condensed Consolidated Earnings Statement for Alcoa for the year ended December 31, 1998 also gives effect to the Alumax merger as if such merger had occurred on January 1, 1998. The Unaudited Pro Forma Earnings Statement for Reynolds for the year ended December 31, 1998, presents the consolidated results of operations of the company assuming that the disposition of the company's North American Can Operations had occurred as of January 1, 1998. The operations consisted of 14 can plants, two end plants and a headquarters building. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1999 gives effect to the Reynolds merger and related transactions as if such transactions had occurred on that date.

     The pro forma adjustments are based upon available information and include certain assumptions and adjustments that the managements of Alcoa and Reynolds believe to be reasonable. These adjustments are directly attributable to the transactions referenced above and are expected to have a continuing impact on Alcoa's business, results of operations and financial position. Alcoa and Reynolds are currently awaiting approval for the merger transaction from various government authorities. Therefore, at the present time, the amount of information that the two companies can share is limited. Reynolds has certain severance plans, agreements and policies applicable to its executive management and salaried employees. It is probable that some covered persons will become entitled to severance benefits under these arrangements following the completion of the merger. The maximum amount payable under such arrangements is in the range of $200 to $225 million. The actual amount to be paid cannot be determined at present because Alcoa has not yet identified the employees who might be affected. In addition, Alcoa has initiated an assessment of restructuring costs and potential benefits from synergies; however, for the reasons noted above, these studies cannot be completed. Based on these facts, an estimate of the potential benefit from synergies or the amount of restructuring costs is not yet available. However, it is possible that the amounts involved related to the effects of restructuring could have a material impact on the purchase price allocation.

     The purchase of Reynolds will be accounted for using the purchase method of accounting, so the total purchase costs of the acquisition will be allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The purchase price allocation is preliminary, based on facts currently known to the companies. Alcoa and Reynolds are not aware of any significant unrecorded obligations or contingencies, other than the severance arrangements referred to above, and, except as noted above, do not believe that the final purchase price allocation will materially differ from that included in the pro forma financial information contained herein. The final allocation of the purchase price will be made based upon valuations and other studies that have not been completed.

                                ALCOA INC.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                         AS OF SEPTEMBER 30, 1999

                           (DOLLARS IN MILLIONS)

                                             HISTORICAL
                                  HISTORICAL  REYNOLDS   PRO FORMA
                                    ALCOA       (B)     ADJUSTMENTS   PRO FORMA
                                  ---------- ---------- -----------   ---------
ASSETS
Current Assets
  Cash, cash equivalents and
   short-term investments.......   $    297   $    62     $   (35)(E) $    324
  Receivables from customers,
   less allowances..............      2,406       666         --         3,072
  Inventories...................      1,584       530         259 (E)    2,373
  Prepaid expenses and other
   current assets...............        468       110         --           578
                                   --------   -------     -------     --------
    Total current assets........      4,755     1,368         224        6,347
Properties, plant and equipment
 at cost........................     18,136     4,305       2,319 (E)   24,760
Less: accumulated depreciation,
 depletion and amortization.....     (9,158)   (2,293)        --       (11,451)
                                   --------   -------     -------     --------
Net properties, plant and
 equipment......................      8,978     2,012       2,319       13,309
Goodwill........................      1,333       --          858 (E)    2,191
Other assets....................      1,799     2,588         --         4,387
                                   --------   -------     -------     --------
    Total Assets................   $ 16,865   $ 5,968     $ 3,401     $ 26,234
                                   ========   =======     =======     ========
LIABILITIES
Short-term borrowings...........   $    612   $   311     $  (286)(D) $    637
Accounts payable and accrued
 liabilities....................      2,515       809         (25)(D)    3,299
Long-term debt due within one
 year...........................         48       138         --           186
                                   --------   -------     -------     --------
    Total current liabilities...      3,175     1,258        (311)       4,122
Long-term debt..................      2,669     1,009         --         3,678
Accrued postretirement
 benefits.......................      1,750     1,014         --         2,764
Other noncurrent liabilities and
 deferred credits...............      1,906       593         127 (E)
                                        --        --          858 (E)    3,484
                                   --------   -------                 --------
    Total liabilities...........      9,500     3,874         674       14,048
    Minority interests..........      1,409       --          --         1,409
Shareholders' Equity
  Preferred Stock...............         56       --          --            56
  Common Stock..................        395     1,560      (1,560)(E)
                                                               72 (F)      467
  Additional Capital............      1,712       --        4,749 (F)    6,461
  Retained earnings.............      5,728     1,216         286 (D)
                                                               25 (D)
                                                           (1,527)(E)    5,728
Treasury stock, at cost.........     (1,310)     (626)        626 (E)   (1,310)
Accumulated other comprehensive
 income.........................       (625)      (56)         56 (E)     (625)
                                   --------   -------     -------     --------
    Total shareholders' equity..      5,956     2,094       2,727       10,777
                                   --------   -------     -------     --------
    Total Liabilities and
     Equity.....................   $ 16,865   $ 5,968     $ 3,401     $ 26,234
                                   ========   =======     =======     ========

  The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                                ALCOA INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED EARNINGS STATEMENT
                      FOR THE NINE-MONTH PERIOD ENDED
                           SEPTEMBER 30, 1999

              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                 HISTORICAL  HISTORICAL   PRO FORMA       PRO
                                   ALCOA    REYNOLDS (B) ADJUSTMENTS     FORMA
                                 ---------- ------------ -----------    -------
Revenues
  Sales.........................  $12,070      $3,434      $ (101) (G)  $15,403
  Other income..................       78           4         --             82
                                  -------      ------      ------       -------
                                   12,148       3,438        (101)       15,485
Cost and Expenses
  Cost of goods sold............    9,388       2,856        (101) (G)   12,143
  Selling, general
   administrative and other
   expenses.....................      597         236         (10) (H)      823
  Research and development
   expenses.....................       91          18         --            109
  Provision for depreciation,
   depletion and amortization...      663         179          86  (I)      928
  Interest expense..............      153          57         (13) (J)      197
  Merger-related expenses.......      --           12         (12) (K)      --
                                  -------      ------      ------       -------
                                   10,892       3,358         (50)       14,200
Earnings
  Income before taxes on
   income.......................    1,256          80         (51)        1,285
  Provision for taxes on
   income.......................      402          19         (12) (L)      409
                                  -------      ------      ------       -------
    Income from operations......      854          61         (39)          876
  Minority Interests............     (134)        --          --           (134)
                                  -------      ------      ------       -------
Net income......................  $   720      $   61      $  (39)      $   742
                                  =======      ======      ======       =======
Earnings per share
  Basic.........................  $  1.96      $ 0.95         --        $  1.69
  Diluted.......................  $  1.91      $ 0.95         --        $  1.65
Weighted average shares
 outstanding:
  (in millions)
  Basic.........................      367          64         (64) (M)
                                                               72  (M)      439
  Diluted.......................      376          64         (64) (M)
                                                               72  (M)      448

  The accompanying notes are in an integral part of the pro forma condensed consolidated financial statements.

                                ALCOA INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED EARNINGS STATEMENT
                   FOR THE YEAR ENDED DECEMBER 31, 1998

              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                ALCOA       REYNOLDS     PRO FORMA
                            PRO FORMA (A) PRO FORMA (C) ADJUSTMENTS   PRO FORMA
                            ------------- ------------- -----------   ---------
Revenues
 Sales....................    $ 16,766       $ 5,067      $ (173)(G)  $ 21,660
 Other income.............         152            20         --            172
                              --------       -------      ------      --------
                                16,918         5,087        (173)       21,832
Costs and Expenses
 Cost of goods sold.......      12,977         4,097        (173)(G)    16,901
 Selling, general
  administrative and other
  expenses................         917           336         (14)(H)     1,239
 Research and development
  expenses................         131            31         --            162
 Provision for
  depreciation, depletion
  and amortization........         940           252         114 (I)     1,306
 Interest expense.........         262            72         (17)(J)       317
 Special items............         --            480         --            480
                              --------       -------      ------      --------
                                15,227         5,268         (90)       20,405
Earnings
 Income before taxes on
  income, extraordinary
  loss and the cumulative
  effect of accounting
  change..................       1,691          (181)        (83)        1,427
 Provision for taxes on
  income..................         577           (99)        (22)(L)       456
                              --------       -------      ------      --------
 Income from operations...       1,114           (82)        (61)          971
 Minority Interests.......        (238)          --          --           (238)
                              --------       -------      ------      --------
Income before
 extraordinary loss and
 the cumulative effect of
 accounting change........    $    876       $   (82)     $  (61)     $    733
                              ========       =======      ======      ========
Earnings per share--before
 extraordinary loss and
 the cumulative effect of
 accounting change
 Basic....................    $   2.36       $ (1.24)        --       $   1.65
 Diluted..................    $   2.35       $ (1.24)        --       $   1.65

Weighted average shares
 outstanding:
 (in millions)
 Basic....................         370            66         (66)(M)
                                                              72 (M)       442
 Diluted..................         372            66         (66)(M)
                                                              72 (M)       444

  The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                                    53

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions, except per-share amounts)

(A)In July 1998, Alcoa acquired Alumax Inc. for approximately $2.8 billion consisting of cash of approximately $1.5 billion and stock of approximately $1.3 billion. The transaction was accounted for using the purchase method. The following Unaudited Pro Forma Condensed Consolidated Earnings Statement for the year ended December 31, 1998 gives effect to this transaction as if such transaction had occurred on January 1, 1998. Accordingly, the results of Alumax for the first six months of 1998 have been included with the historical 1998 results of Alcoa. Pro forma adjustments have been included as appropriate.

                              ALCOA INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED EARNINGS STATEMENT
                 FOR THE YEAR ENDED DECEMBER 31, 1998

             (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                               HISTORICAL  HISTORICAL               ALCOA PRO
                                 ALCOA       ALUMAX                   FORMA
                              DECEMBER 31,  JUNE 30,   PRO FORMA   DECEMBER 31,
                                  1998        1998    ADJUSTMENTS      1998
                              ------------ ---------- -----------  ------------
Revenues
 Sales.......................   $15,340      $1,555      $(129)(1)   $16,766
 Other income................       150           2        --            152
                                -------      ------      -----       -------
                                 15,490       1,557       (129)       16,918
Costs and Expenses
 Cost of goods sold..........    11,934       1,172       (129)(1)    12,977
 Selling, general
  administrative and other
  expenses...................       783         170        (36)(2)       917
 Research and development
  expenses...................       128           3        --            131
 Provision for depreciation,
  depletion and
  amortization...............       842          79         22 (3)
                                                            (3)(4)       940
 Interest expense............       198          35         34 (5)
                                                            (5)(6)       262
                                -------      ------      -----       -------
                                 13,885       1,459       (117)       15,227
Earnings
 Income before taxes on
  income.....................     1,605          98        (12)        1,691
 Provision for taxes on
  income.....................       514          51         12 (7)       577
                                -------      ------      -----       -------
 Income from operations......     1,091          47        (24)        1,114
 Minority Interests..........      (238)        --         --           (238)
                                -------      ------      -----       -------
Net Income...................   $   853      $   47      $ (24)      $   876
                                =======      ======      =====       =======
Earnings per share
 Basic.......................   $  2.44      $ 0.87        --        $  2.36
 Diluted.....................   $  2.42      $ 0.85        --        $  2.35
Weighted average shares
 outstanding:
 (in millions)
 Basic.......................       333          55        (55)(8)
                                                            37 (8)       370
 Diluted.....................       335          56        (56)(8)
                                                            37 (8)       372

-------------
  (1) Represents the elimination of inter-company sales and purchases between Alcoa and Alumax.

  (2) Represents an adjustment to stock option costs expensed by Alumax but included as part of the purchase price by Alcoa.

  (3) Pro forma adjustments have been included to adjust depreciation expense based on property, plant and equipment fair values and the amortization of goodwill. An average useful life of 25 years was assumed for fixed assets and a 40-year amortization period was assumed for goodwill.

  (4) Represents an adjustment to eliminate the amortization of Alumax pre-operating costs.

  (5) Represents interest expense related to long-term debt issued to finance the acquisition.

  (6) Represents an adjustment to record interest expense based on the fair value of the Alumax financial instruments.

  (7) Represents income taxes related to pro forma adjustments at the statutory rate, and the impact of certain non-deductible costs.

  (8) Represents the conversion of Alumax common stock and the issuance of 37 million shares of Alcoa common stock in connection with the Alumax merger.

(B)Certain reclassifications have been made to the Reynolds historical financial statements to conform to the presentation to be used by Alcoa upon completion of the merger.

(C)On August 10, 1998, Reynolds completed the sale of its North American aluminum beverage can operations to Ball Corporation for $746 million in cash. The Unaudited Pro Forma Condensed Consolidated Earnings Statement for the year ended December 31, 1998, presents the consolidated results of operations of Reynolds assuming that the disposition of the North American Can Operations had occurred as of January 1, 1998.
   Notes (1) through (5) to the following Reynolds Unaudited Pro Forma Condensed Consolidated Earnings Statement for the year ended December
   31, 1998 describe the adjustments made for that presentation.

                          REYNOLDS METALS COMPANY

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED EARNINGS STATEMENT
                   FOR THE YEAR ENDED DECEMBER 31, 1998

              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                              LESS:
                             HISTORICAL  NORTH AMERICAN    PRO FORMA   REYNOLDS
                              REYNOLDS  CAN OPERATIONS(1) ADJUSTMENTS  PRO FORMA
                             ---------- ----------------- -----------  ---------
Revenues
 Sales.....................    $5,839         $ 772          $ --       $5,067
 Other income..............        20           --             --           20
                               ------         -----          -----      ------
                                5,859           772            --        5,087
Costs and Expenses
 Cost of products sold.....     4,774          (677)           --        4,097
 Selling, general
  administrative and other
  expenses.................       347           (11)           --          336
 Research and development
  expenses.................        31           --             --           31
 Provision for
  depreciation, depletion
  and amortization.........       252           --             --          252
 Interest expense..........       114           --             (42)(2)      72
 Special items.............       144           --             336 (3)     480
                               ------         -----          -----      ------
                                5,662          (688)           294       5,268
Earnings
 Income before taxes on
  income, extraordinary
  loss and cumulative
  effect of accounting
  change...................       197           (84)          (294)       (181)
 Provision for taxes on
  income (credit)..........        45           (32)          (112)(4)     (99)
                               ------         -----          -----      ------
Income Before Extraordinary
 Loss and Cumulative Effect
 of Accounting Change......    $  152         $ (52)         $(182)     $  (82)
                               ======         =====          =====      ======
Earnings per share before
 extraordinary loss and
 cumulative effect of
 accounting change
 Basic:....................    $ 2.18           --             --       $(1.24)
 Diluted:..................    $ 2.18           --             --       $(1.24)
Weighted average shares
 outstanding
  (in millions)
 Basic:....................        70           --              (4)(5)      66
 Diluted:..................        70           --              (4)(5)      66

  The accompanying notes to unaudited pro forma financial information are an integral part of these statements.

--------------

  (1) The amounts included in the North American Can Operations column on the income statement reflects the direct activity of the operations from January 1, 1998 through August 10, 1998, the date of their disposition. Depreciation expense was not included in the operations' expenses for the year 1998. In 1998, the operations were accounted for as an asset held for sale and, as required by current accounting rules, depreciation was stopped. Pretax income has been tax effected at Reynolds' statutory rate (38%).

  (2) This pro forma adjustment represents the estimated reduction in interest expense as a result of long-term debt being reduced by $470 million. Interest expense was calculated using the weighted average interest rate (approximately 9%) on the long-term debt expected to be extinguished.

  (3) This pro forma adjustment eliminates the gain realized on the disposition.

  (4) Pretax income has been tax effected at Reynolds' statutory rate
      (38%).

  (5) The shares used for pro forma earnings per share reflect $208 million of proceeds being used to repurchase approximately
      3,690,000 shares of Reynolds common stock.

(D)It has been assumed that all Reynolds employee stock options were exercised for Reynolds shares before the merger. The cash received from the exercise was assumed to be utilized to reduce short-term debt. In addition, the appropriate tax benefit has been recorded as a credit to equity. The following details the exercise of the Reynolds employee stock options:

                                                         September 30, 1999
                                                         ------------------
Stock options outstanding...............................     5,067,925
Weighted average exercise price per share...............        $56.49
Cash received upon exercise of stock options at the
 weighted average exercise price........................           286 million
Tax benefit related to stock option exercise............            25 million

    Total Reynolds shares outstanding after the exercise of stock options is as follows:
                                                             September 30, 1999
                                                             ------------------
Number of Reynolds shares issued and outstanding (including
 deferred awards)..........................................      63,224,978
Number of Reynolds shares issued upon exercise of
 outstanding Reynolds stock options........................       5,067,925
                                                                 ----------
                                                                 68,292,903
                                                                 ==========

(E)The Reynolds acquisition is to be accounted for as a purchase business combination. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any adjustments related to Reynolds severance arrangements, restructuring costs or recurring benefits from synergies. Alcoa and Reynolds are currently awaiting approval for the merger transaction from various government authorities. Therefore, at the present time, the amount of information that the two companies can share is limited. Reynolds has certain severance plans, agreements and policies applicable to its executive management and salaried employees. It is probable that some covered persons will become entitled to severance benefits under these arrangements following the completion of the merger. The maximum amount payable under such arrangements is in the range of $200 to $225 million. The actual amount to be paid cannot be determined at present because Alcoa has not yet identified the employees who might be affected. In addition, Alcoa has initiated an assessment of restructuring costs and potential benefits from synergies; however, for the reasons noted above, these studies cannot be completed. Based on these facts, an estimate of the potential benefit from synergies or the amount of restructuring costs is not yet available. However, it is possible that the amounts involved related to the effects of restructuring could have a material impact on the purchase price allocation. The purchase price includes an adjustment for deferred income taxes representing the difference between the assigned values and the tax basis of the assets and liabilities acquired. The purchase price, including acquisition costs, has been allocated as follows:

                                                         September 30, 1999
                                                         --------------------
Purchase price:
Acquisition of outstanding shares of common stock (see
 note E)................................................            $   4,821
Acquisition expenses incurred by Alcoa..................                   35
Less: Cash received from the exercise of outstanding
 Reynolds stock options.................................   $  (286)
   Tax benefit from the exercise of outstanding Reynolds
         stock options..................................       (25)
   Book value of net assets acquired....................    (2,094)    (2,405)
                                                         ---------  ---------
Increase in basis.......................................            $   2,451
                                                                    =========
Allocation of increase in basis:
Increase in inventory value to convert LIFO to fair
 value..................................................             $    259
Increase in the fair value of property, plant and
 equipment..............................................                2,319
Adjust pension and postretirement accruals..............                 (127)
Increase in goodwill....................................                  858
Increase in deferred tax liabilities--long-term.........                 (858)
                                                                    ---------
                                                                      $ 2,451
                                                                    =========

The purchase price allocation is preliminary and further refinements may be made based on the completion of final valuation studies.

(F)Represents the issuance of Alcoa common stock for all of the common stock of Reynolds at an exchange ratio of 1.06 shares of Alcoa common stock per share of Reynolds common stock. In accordance with generally accepted accounting principles, the value of Alcoa stock to be issued was determined based on the market price of such Alcoa common stock over a reasonable period of time before and after August 18, 1999, the date the merger agreement was executed. This resulted in a value of $66.60 per share of Alcoa stock. Based on these facts, a value of $70.60 was ascribed to each share of Reynolds common stock. Therefore, the acquisition of 68,292,903 shares of Reynolds common stock at a value of $70.60 totaled $4.821 billion.

   The following details the issuance of common stock in connection with the merger agreement.


                                                            September 30, 1999
                                                            ------------------
      Total stock acquisition price paid in shares of
       Alcoa common stock.................................        $4,821
      Par value of Alcoa common stock issued at $66.60....           (72)
                                                                  ------
      Additional capital..................................        $4,749
                                                                  ======

(G)Represents the elimination of inter-company sales and purchases between Alcoa and Reynolds.

(H)Represents lower pension and OPEB expenses as a result of recording a pro forma adjustment to record unrecognized actuarial losses and unrecognized prior service costs. See note D.

(I)Pro forma adjustments have been included to adjust depreciation expense based on property, plant and equipment fair values and the amortization of goodwill. An average useful life of 25 years was assumed for fixed assets and a 40-year amortization period was assumed for goodwill.

(J)Cash received from the exercise of Reynolds employee stock options was assumed to be used to reduce short-term debt. This adjustment reflects the lower interest expense that would be recognized as a result of this reduction in debt.

(K)Represents the elimination of merger-related costs from the pro forma statement of income.

(L)Represents income taxes related to pro forma adjustments at the statutory rate and the impact of certain non-deductible costs.


(M)Represents the conversion of Reynolds common stock and the issuance of 72 million shares of Alcoa common stock in connection with the merger.